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                                                                    EXHIBIT 5.01


                          OPINION OF FENWICK & WEST LLP


                                January 11, 1999

Concur Technologies, Inc.
6222 185th Avenue NE
Redmond, Washington  98052

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about January 12, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,445,086 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of (a) stock options granted by you under your 1994 Stock Option Plan, as amended, which plan has been terminated and under which no further options will be granted (the "1994 Plan"), (b) stock options granted and outstanding under the 1997 Stock Option Plan of 7Software, Inc., which plan has been terminated and under which no further options will be granted (the "7Software Plan"), (c) stock options granted or to be granted by you under your 1998 Equity Incentive Plan, as amended (the "1998 Plan"); (d) stock options granted or to be granted by you under your 1998 Directors Stock Option Plan (the "Directors Plan"); and (e) purchase rights granted or to be granted under your 1998 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The plans referred to in clauses (a) through (e) above are collectively referred to in this letter as the "Plans"). In rendering this opinion, we have examined the following:

        (1) your registration statement on Form S-1 (File Number 333-62299) filed with and declared effective by the Commission on December 15, 1998, together with the Exhibits filed as a part thereof, including without limitation, each of the Plans and related stock option grant and exercise agreements;

        (2) your registration statement on Form 8-A (File Number 000-25137) filed with the Commission on December 4, 1998, together with the order of effectiveness issued by the Commission therefor on December 15, 1998;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof;

        (4)     the Prospectus prepared in connection with the Registration
                Statement;

        (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Concur Technologies, Inc., a Washington corporation ("Concur Washington"), that are in our possession;


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Concur Technologies, Inc.
January 11, 1999
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        (6)     the stock records that you have provided to us (consisting of a list of stockholders issued by your transfer agent and dated of even date herewith and a list of holders of options and warrants respecting your capital stock and any rights to purchase capital stock that was prepared by you and dated January 11, 1999 verifying the number of such issued and outstanding securities); and

        (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

        We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

        Based upon the foregoing, it is our opinion that the 5,445,086 shares of Stock that may be issued and sold by you upon the exercise of (a) stock options granted or to be granted under the 1994 Plan, the Directors Plan, or the 1998 Plan, (b) stock options granted and outstanding under the 7Software Plan and (c) purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.


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Concur Technologies, Inc.
January 11, 1999
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        We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                                       Very truly yours,


                                       FENWICK & WEST LLP